                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

                                CONTROL AGREEMENT

            This CONTROL AGREEMENT (this "Agreement") dated as of May 24, 2004 by and among Thoratec Corporation (the "Pledgor") and U.S. Bank National Association, in its capacity as trustee (the "Trustee"), and U.S. Bank National Association, a national banking association, in its capacity as securities intermediary and depository bank (the "Account Holder").

                             PRELIMINARY STATEMENTS:

            (1) The Pledgor has granted the Trustee a security interest (the "Security Interest") in certain security entitlements (the "Pledged Security Entitlements") with respect to certain U.S. Treasury securities (the "Pledged Financial Assets") identified on Schedule I attached hereto maintained by the Trustee with the Account Holder and carried from time to time in an account with the Account Holder, ABA No. 091000022, Account No. 785834000, and entitled "Thoratec Corporation Senior Subordinated Convertible Notes due 2034, Collateral Pledge Account" (the "Pledged Account") and all additions thereto and substitutions and proceeds thereof (collectively, the "Collateral"), pursuant to, and as more particularly described in, a Pledge Agreement dated as of May 18, 2004, among the Pledgor and the Trustee (as the same may hereafter be amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"; terms defined in the Pledge Agreement and not otherwise defined herein are used herein as therein defined). The Pledgor acknowledges having received value for such pledge of the Collateral.

            (2) Terms defined in Article 8 or 9 of the Uniform Commercial Code as in effect in the State of New York (the "UCC") are used in this Agreement (including, without limitation, paragraph (1) above) as such terms are defined in such Article 8 or 9.

            (3) The Pledgor, the Trustee and the Account Holder are delivering this Agreement pursuant to the terms of the Pledge Agreement.

            NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

            SECTION 1. Notice of Exclusive Control. The Pledgor and Trustee are entering into this Agreement to perfect, and confirm the first priority lien of, the Trustee's Security Interest in the Collateral. The Account Holder agrees to promptly make all necessary entries or notations in its books and records to reflect the Trustee's Security Interest in the Collateral and to apply any value distributed on account of any Pledged Financial Assets as directed in writing by the Trustee without further consent from the Pledgor. The Account Holder acknowledges that the Trustee has exclusive control over the Pledged Account and all Pledged Security Entitlements contained therein from time to time.

            SECTION 2. The Account. The Account Holder represents and warrants to, and agrees with, the Pledgor and the Trustee and the Holders of the Notes that:

            (a) The Account Holder has established the Pledged Account and shall not change the name or account number of the Pledged Account without the prior written consent of the Trustee.

            (b) The Account Holder maintains the Pledged Account for the Trustee, and all property (including, without limitation, all funds and financial assets) held by the Account Holder for the account of the Trustee is, and will continue to be, credited to the Pledged Account. The Account Holder is a securities intermediary (as defined in Section 8-102(a)(xiv) of the UCC) and is acting in such capacity in relation to the Trustee, the Pledgor and the Pledged Account and with respect to all property credited thereto, from time to time.

            (c) The Pledged Account is a securities account. The Account Holder is the securities intermediary with respect to financial assets credited to the Pledged Account from time to time. The Trustee is the entitlement holder with respect to financial assets credited from time to time to the Pledged Account.

            (d) All financial assets in registered form or payable to or to the order of and credited to the Pledged Account shall be registered in the name of, payable to or to the order of, or endorsed to, the Account Holder and in no case during the term of the Pledge Agreement will any financial asset credited to the Pledged Account be registered in the name of, payable to or to the order of, or endorsed to, the Pledgor, except to the extent the foregoing have been subsequently endorsed by the Pledgor to the Account Holder or in blank.

            (e) Notwithstanding any other agreement to the contrary, the Account Holder's jurisdiction with respect to the Pledged Account for purposes of the UCC is, and will continue to be for so long as the Security Interest shall be in effect, the State of New York.

            (f) The Account Holder does not know of any claim to or interest in the Pledged Account or any property (including, without limitation, all funds and financial assets) credited to the Pledged Account, except for claims and interests of the parties referred to in this Agreement.

            SECTION 3. Control by Trustee. (a) The Account Holder will comply with (A) all written instructions directing disposition of the funds in the Pledged Account (such instructions, a "Payment Order"), (B) all notifications and entitlement orders that the Account Holder receives directing it to transfer or redeem any financial asset in the Pledged Account and (C) all other directions concerning the Collateral, including, without limitation, directions to distribute to the Trustee proceeds of any such transfer or redemption or interest on any property in the Pledged Account (any such instruction, notification or direction referred to in clause (A), (B) or (C) above being an "Account Direction"), in each case of clauses (A), (B) and (C) above originated by the Trustee without further consent by the Pledgor or any other person.

            (b) The Trustee hereby acknowledges that it shall maintain and exercise control of the Pledged Account on behalf of the Holders of the Notes.

            (c) The Account Holder will not (i) comply with Account Directions or other directions concerning the Collateral originated by the Pledgor or (ii) distribute to the Pledgor interest or other distributions on or in respect of the Collateral, unless instructed to do so by the Trustee, in its absolute discretion.

            SECTION 4. Priority of Trustee's Security Interest. (a) The Account Holder (i) hereby subordinates to the Security Interest and in favor of the Trustee any security interest, lien, or right of setoff the Account Holder may have, now or in the future, against the Pledged Account or property in the Pledged Account, and (ii) agrees that it will not exercise any right in respect of any such security interest or lien or any such right of setoff until the Security Interest is terminated, except that the Account Holder will retain its prior lien on property in the Pledged Account to secure payment for property purchased for the Pledged Account and normal commissions and fees for the Pledged Account.

            (b) The Account Holder will not enter into any other agreement with any Person relating to Account Directions or other directions with respect to the Pledged Account.

            SECTION 5. Statements, Confirmations, and Notices of Adverse Claims.
(a) The Account Holder will send copies of all statements and confirmations for the Pledged Account simultaneously to the Pledgor and the Trustee. So long as the Trustee and the Account Holder are the same institution, the Account Holder is not required to send copies of statements and confirmations as provided in the preceding sentence.

            (b) When the Account Holder knows of any claim or interest in the Pledged Account or any property credited to the Pledged Account other than the claims and interests of the parties referred to in this Agreement, the Account Holder will promptly notify the Trustee and the Pledgor of such claim or interest.

            SECTION 6. The Account Holder's Responsibility. (a) The Account Holder will not be liable to the Pledgor or the Trustee or the Holders of the Notes for complying with an Account Direction or other direction concerning the Collateral originated by the Trustee, even if the Pledgor notifies the Account Holder that the Trustee is not legally entitled to issue the Account Direction or such other direction unless the Account Holder takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

            (b) This Agreement does not create any obligation of the Account Holder except for those expressly set forth in this Agreement, in Part 5 of
Article 8 of the UCC, or in Article 4 of the UCC. In particular, the Account Holder need not investigate whether the Trustee is entitled under the Trustee's agreements with the Pledgor to give an Account Direction or other direction concerning the Pledged Account. The Account Holder may conclusively rely on notices and communications it believes given by the appropriate party.

            (c) In no event shall the Account Holder or any of its affiliates, shareholders, directors, officers, employees or agents be liable for indirect, special, punitive, incidental or consequential damages of any kind whatsoever even if advised of the possibility of such damages, other than such damages caused by its own bad faith, gross negligence or willful misconduct.

            (d) Without limiting the foregoing, and notwithstanding any provision to the contrary elsewhere, the Account Holder and its affiliates, shareholders, directors, officers, employees or agents:

                  (i) shall have no responsibilities, obligations or duties in respect of the subject matter hereof other than those expressly set forth in this Agreement, and no implied duties, responsibilities, covenants or obligations shall be read into this Agreement against the Account Holder. Without limiting the foregoing, the Account Holder shall have no duty or authority to determine and/or investigate whether or not an event of default exists under any agreement between the Pledgor and the Trustee, or to determine and/or investigate whether or not the Trustee is entitled to give any Account Direction with respect to the Collateral;

                  (ii) may in any instance where the Account Holder determines that it lacks or is uncertain as to its authority to take or refrain from taking certain action hereunder, or as to any of the requirements of this Agreement under the circumstance before it, delay or refrain from taking any action unless and until it shall have received appropriate written instructions from the Trustee or advice from legal counsel selected by it (or other appropriate advisor), as the case may be, detailing the action required to be taken hereunder and the Account Holder may rely conclusively on any such instructions or advice;

                  (iii) so long as it and they shall have acted (or refrained from acting) in good faith and within the reasonable belief that such action or omission is duly authorized or within the discretion or powers granted to it hereunder, shall not be responsible or liable for any error of judgment in any action taken, suffered or omitted by it or them, or for any act done or step taken or omitted, or for any mistake of fact or law, unless such action constitutes gross negligence or willful misconduct as finally determined by a non-appealable judgment of a court of competent jurisdiction on its (or their) part;

                  (iv) will not be responsible or liable to the Pledgor, the Trustee, or any other person or entity whatsoever for the due execution, legality, validity, enforceability, genuineness, effectiveness or sufficiency of this Agreement (provided, however, that the Account Holder warrants that the Account Holder has legal capacity and has been duly authorized to enter into this Agreement) or for any statement, warranty or representation made by any other party in connection with this Agreement;

                  (v) will not incur any responsibility or liability by acting or not acting in reliance upon advice of counsel, or upon any notice, consent, certificate, instruction, Account Direction, statement, wire instruction, telecopy or other writing reasonably and in good faith believed by it or them to be genuine and in conformance with this Agreement and signed or sent by the proper party or parties and contemplated herein; and

                  (vi) shall not be required to expend or risk its or their own funds, or to take any action (including the institution or defense of legal proceedings) which in its or their reasonable judgment may cause it or them to incur or suffer any expense or liability, unless the Account Holder shall have been provided with security or indemnity, acceptable to Account Holder in its sole discretion, for the payment of the costs, expenses (including reasonable attorneys' fees) and liabilities which may be incurred therein or thereby.

            (e) If any Collateral subject to this Agreement is at any time attached or levied upon, or in case the transfer or delivery of any such Collateral shall be stayed or enjoined, or in the case of any other legal process or judicial order affecting such Collateral, the Account Holder is authorized to comply with any such order in any manner as the Account Holder or its legal counsel reasonably deems appropriate. The Account Holder shall give prompt written notice to the Pledgor and the Trustee of any such attachment, levy, stay, injunction or legal process. If the Account Holder complies with any process, order, writ, judgment or decree relating to the Collateral subject to this Agreement, then the Account Holder shall not be liable or responsible to the Pledgor, the Trustee, or any other person or entity whatsoever even if such order, writ, judgment, decree or process is subsequently modified, vacated or otherwise determined to have been without legal force or effect.

            (f) The Account Holder shall not be liable or responsible for any delays or failures in performance of any of its duties hereunder which result from events or conditions beyond its reasonable control and so long as the same exist or continue and cannot reasonably be remedied by the Account Holder in accordance with its normal business practices. Such events or conditions shall include, but shall not be limited to, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures (including the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility), power failures, earthquakes or other disasters.

            (g) Subject to the provisions hereof, so long as the Account Holder and the Trustee are the same institution, the Account Holder may rely on written directions given by the Pledgor to the Trustee (including but not limited to Issuer Orders) and shall not require separate corresponding instructions from the Trustee (including but not limited to Payment Orders).

            SECTION 7. Indemnity. The Pledgor will indemnify the Account Holder, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney's fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Account Holder's gross negligence or willful misconduct.

            SECTION 8. Termination; Survival. (a) This Agreement shall terminate automatically upon receipt by the Account Holder of written notice executed by an authorized officer of the Trustee that (i) all of the Secured Obligations have been paid in full in cash or otherwise satisfied or (ii) all of the Collateral has been released, whichever is earlier, and the Account Holder shall thereafter be relieved of all duties and obligations hereunder. The Account Holder may terminate this Agreement on 60 days' prior notice to the Trustee and the Pledgor, provided that before such termination the Account Holder and the Pledgor shall make arrangements to transfer the property in the Pledged Account to another securities intermediary that shall have executed, together with the Trustee and the Pledgor, a control agreement in favor of the Trustee and the Holders of the Notes in respect of such property in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Trustee.

            (b) In the event that the Trustee no longer serves as Trustee for the Collateral, the Trustee, the Account Holder and the Pledgor shall make arrangements for another Person to assume the rights and obligations of the Trustee hereunder, and such Person shall have executed, together with the Account Holder and the Pledgor, a control agreement in favor of such Person and the Holders of the Notes in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Trustee.

            (c)   Sections 7 and 8 will survive termination of this Agreement.

            SECTION 9. Conflict with Other Agreements. (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

            (b)   The Account Holder hereby confirms and agrees that:

                  (i) There are no other agreements entered into between the Account Holder and the Pledgor with respect to the Pledged Account;

                  (ii) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Pledged Account and/or any financial assets credited thereto or funds therein pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person; and

                  (iii) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Pledgor or the Trustee purporting to limit or condition the obligation of the Account Holder to comply with Account Directions as set forth in Section 3 hereof.

            SECTION 10. Permitted Investments. In accordance with the Pledge Agreement, the Trustee shall direct the Account Holder with respect to the selection of investments to be made with the funds in the Pledged Account.

            SECTION 11. Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter. The Trustee and the Account Holder shall be entitled to all the rights, benefits, privileges and immunities accorded to the Trustee under the Indenture.

            SECTION 12. Amendments. No modification, amendment or waiver of, nor consent to any departure by any party from, any provision of this Agreement will be effective unless made in writing signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

            SECTION 13. Financial Assets. The Account Holder agrees with Trustee and the Pledgor that all property credited from time to time to the Pledged Account will be treated as financial assets under Article 8 of the UCC.

            SECTION 14. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the Pledgor's and the Trustee's addresses as set forth in the Pledge Agreement, and to the Account Holder's address as set forth on the signature page below, or to such other address as any party may give to the others in writing for such purpose.

            SECTION 15. Binding Effect. This Agreement shall become effective when it shall have been executed by the Pledgor, the Trustee and the Account Holder, and thereafter shall be binding upon and inure to the benefit of the Pledgor, the Trustee and the Account Holder and their respective successors and assigns.

            SECTION 16. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

            SECTION 17. Governing Law and Jurisdiction. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereby irrevocably submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction and venue of the courts of the State of New York, the courts of the United States of America in New York, and appellate courts from any thereof.

            SECTION 18. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH PARTY HERETO ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                Pledgor:

                                THORATEC CORPORATION

                                By: /s/ D. Keith Grossman
                                    --------------------------------------------
                                Name: D. Keith Grossman
                                Title: President and Chief Executive Officer

                    [Signature page to the Control Agreement]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                Trustee:

                                U.S. BANK NATIONAL ASSOCIATION

                                By: /s/ Paula M. Oswald
                                    --------------------------------------------
                                    Name: Paula M. Oswald
                                    Title: Vice President


                   [Signature page to the Control Agreement]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                Account Holder:

                                U.S. BANK NATIONAL ASSOCIATION

                                By: /s/ Paula M. Oswald
                                    --------------------------------------------
                                    Name: Paula M. Oswald
                                    Title: Vice President

                                Address for Notices:

                                U.S. Bank National Association
                                633 West Fifth Street, 24th Floor
                                Los Angeles, California 90071
                                Fax: (213) 615-6197
                                Attention: Paula Oswald

                   [Signature page to the Control Agreement]

                                   SCHEDULE I

                            Pledged Financial Assets

Par Amount                 Maturity Date              CUSIP No.
----------                 -------------              ---------
1,419,000                November 15, 2004            912833FV7

1,485,000                   May 15, 2005              912833FW5

1,485,000                November 15, 2005            912833FX3

1,485,000                   May 15, 2006              912833FY1

1,485,000                November 15, 2006            912833FZ8

1,485,000                   May 15, 2007              912833GA2

                                    Sch - 1

                           CONTROL AGREEMENT AMENDMENT

            This CONTROL AGREEMENT AMENDMENT (this "Amendment") dated as of June 7, 2004 by and among Thoratec Corporation (the "Pledgor") and U.S. Bank National Association, in its capacity as trustee (the "Trustee"), and U.S. Bank National Association, a national banking association, in its capacity as securities intermediary and depository bank (the "Account Holder").

                             PRELIMINARY STATEMENTS:

            (1) The Pledgor, the Trustee and the Account Holder have entered into the Control Agreement dated as of May 24, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Control Agreement"). Capitalized terms used and not defined in this Amendment have the meanings set forth or referred to in the Control Agreement.

            (2) The Pledgor is the beneficial owner of, and desires to pledge additional security entitlements (the "Additional Pledged Security Entitlements") with respect to the United States Treasury securities identified by CUSIP number as set forth on Exhibit A hereto, and credited to the Pledge Account; and

            (3) To secure all Obligations in respect of the Option Notes, the Pledgor has agreed to pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Option Notes, a security interest in additional Collateral, including the Additional Pledged Security Entitlements, securing the payment and performance by the Pledgor of all of the Obligations in respect of the Option Notes.

NOW THEREFORE, the parties hereto agree as follows:

            SECTION 1. Schedule I to the Control Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule I as attached hereto and, for the avoidance of doubt, the Collateral shall include the Additional Pledged Security Entitlements.

            SECTION 2. On and after the date of this Amendment (i) each reference in the Control Agreement to "this Control Agreement", "hereunder", "hereof" or words of like import referring to the Control Agreement shall mean and be a reference to the Control Agreement as amended by this Amendment and
(ii) each reference in the Control Agreement to "Schedule I" shall mean and be a reference to Schedule I as amended by this Amendment.

            SECTION 3. Except for the modifications explicitly set forth in this Amendment, no other amendments or modifications have been made to the Control Agreement hereby and all other terms and provisions of the Control Agreement shall remain in full force and effect.

            SECTION 4. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of an original executed counterpart of this Amendment.

            SECTION 5. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Control Agreement Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                Pledgor:

                                THORATEC CORPORATION

                                By: /s/ D. Keith Grossman
                                    ----------------------------------------
                                Name: D. Keith Grossman
                                Title: President and Chief Executive Officer

                                Trustee:

                                U.S. BANK NATIONAL ASSOCIATION

                                By: /s/ Paula M. Oswald
                                    --------------------------------------------
                                Name: Paula M. Oswald
                                Title: Vice President

                                Account Holder:

                                U.S. BANK NATIONAL ASSOCIATION

                                By: /s/ Paula M. Oswald
                                    --------------------------------------------
                                Name: Paula M. Oswald
                                Title: Vice President

              [Singnature page to the Control Agreement Amendment]

                                                                       EXHIBIT A

                     Additional Pledged Security Amendment

Par Amount                 Maturity Date                     CUSIP No.
----------              -----------------                   ----------
  213,000               November 15, 2004                   912833FV7

  223,000                  May 15, 2005                     912833FW5

  223,000               November 15, 2005                   912833FX3

  223,000                  May 15, 2006                     912833FY1

  223,000               November 15, 2006                   912833FZ8

  223,000                  May 15, 2007                     912833GA2

                                    Exhibit A

                                   SCHEDULE I

                            Pledged Financial Assets

                      Initial Pledged Security Entitlements

Par Amount                Maturity Date                      CUSIP No.
----------              -----------------                   ---------
1,419,000               November 15, 2004                   912833FV7

1,485,000                  May 15, 2005                     912833FW5

1,485,000               November 15, 2005                   912833FX3

1,485,000                  May 15, 2006                     912833FY1

1,485,000               November 15, 2006                   912833FZ8

1,485,000                  May 15, 2007                     912833GA2

                    Additional Pledged Security Entitlements

 213,000                November 15, 2004                   912833FV7

 223,000                   May 15, 2005                     912833FW5

 223,000                November 15, 2005                   912833FX3

 223,000                   May 15, 2006                     912833FY1

 223,000                November 15, 2006                   912833FZ8

 223,000                   May 15, 2007                     912833GA2

                                   Schedule I